UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2006

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	45-0485038
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 12, 2006, the Compensation Committee of the Board of Directors of ActivIdentity Corporation (the “Company”) established the base salaries payable to Jason Hart and Thomas Jahn, the Company’s Chief Executive Officer and Chief Operating Officer, respectively. Mr. Hart’s annual base salary was set at $290,000 and Mr. Jahn’s annual base salary was set at $250,000, in each case retroactive to their appointments on February 22, 2006 as Chief Executive Officer and Chief Operating Officer, respectively. With this change in base salary, Mr. Hart will no longer be eligible to receive a sales commission which, under his employment agreement dated August 5, 2005, would have been payable as an annual bonus based on the achievement of certain revenue targets established by the Board of Directors. All other terms of the employment contracts for Messrs. Hart and Jahn, including the right to participate in other bonus and management compensation plans, remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivIdentity Corporation
(registrant)

Date: June 16, 2006	By:	/s/ Mark Lustig
Mark Lustig Vice President and Chief Financial Officer